15250 Ventura Blvd.
                           Sumitomo Bank Building

      PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS




                                        by

                                        and

                                        between





      TRUST COMPANY OF THE WEST, a California corporation, as trustee for TCW REALTY FUND III

                                "Seller"


                                  and


                      ARDEN REALTY LIMITED PARTNERSHIP,
                        a Maryland limited partnership


                                "Purchaser"






                                        Dated as of
                                        December 6, 1996


                                        TABLE OF CONTENTS



    1.                                  IDENTIFICATION OF PARTIES

    2.                                DESCRIPTION OF THE PROPERTY

    3.                                         THE PURCHASE PRICE

    4.                                                      TITLE

    5.                                                 INSPECTION

    6.                   REPRESENTATIONS AND WARRANTIES OF SELLER

    7.     REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER

    8.                                      DELIVERY OF DOCUMENTS

    9.                                            CONFIDENTIALITY

    10.                           CONDITIONS PRECEDENT TO CLOSING

    11.                                       COVENANTS OF SELLER

    12.                               SELLER'S CLOSING DELIVERIES

    13.                            PURCHASER'S CLOSING DELIVERIES

    14.                                PRORATIONS AND ADJUSTMENTS

    15.                                                   CLOSING

    16.                                             CLOSING COSTS

    17.                                              RISK OF LOSS

    18.                                                   DEFAULT

    19.                                       BROKER'S COMMISSION

    20.                                                    ESCROW

         PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS


     1.        IDENTIFICATION OF PARTIES.

     THIS PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this "Agreement") is entered into as of December 6, 1996, by and between ARDEN REALTY LIMITED PARTNERSHIP, a Maryland limited partnership ("Purchaser"), and TRUST COMPANY OF THE WEST, a California corporation, as trustee of TCW REALTY FUND III ("Seller").

     2.  DESCRIPTION OF THE PROPERTY.

     Seller hereby agrees to sell, assign and convey to Purchaser, and Purchaser hereby agrees to purchase from Seller, all of Seller's right, title and interest in and to the following:

      (a)  That certain real property located at 15250 Ventura
Boulevard, in the City of Los Angeles, County of Los Angeles, State of California, more particularly described on Exhibit A attached hereto and incorporated herein by this reference (the "Land"), together with any improvements located thereon (the "Improvements");

     (b) All of Seller's interest as lessor in all leases covering the Land and Improvements (said leases, together with any and all amendments, modifications or supplements thereto, are hereinafter referred to collectively as the "Leases" and are identified on the Schedule of Leases attached hereto as Exhibit B);

     (c) All rights, privileges, easements and appurtenances to the Land and the Improvements, if any, including, without limitation, all of Seller's right, title and interest, if any, in and to all mineral and water rights and all easements, rights-of-way and other appurtenances used or connected with the beneficial use or enjoyment of the Land and the Improvements (the Land, the Improvements and all such easements and appurtenances (including, without limitation, Seller's interest as lessor under the Leases) are sometimes collectively herein after referred to as the "Real Property");

     (d) All tangible personal property and fixtures located now or at the Closing on or about the Land or Improvements or attached or appurtenant thereto or used in connection with the operation thereof, but excluding: (i) tangible personal property owned by tenants under Leases in their capacity as tenants, and (ii) all other tangible personal property and fixtures located on or about the Land or Improvements which are not owned by Seller. (The tangible personal property and fixtures described in the preceding sentence is referred to in this Agreement as the "Personal Property"); and

     (e) All non-exclusive trademarks and trade names (if any) used or useful in connection with the Real Property, but only to the extent that the same are not trademarks or trade names of Seller or any of Seller's affiliated companies (collectively, the "Trade Names"), together with Seller's interest (if any) in and to any service contracts, utility contracts, telephone exchange numbers, advertising materials, guarantees, licenses, approvals, certificates, plans and specifications, permits, governmental approvals and development rights, and warranties relating to the Property, to the extent assignable (collectively, the "Intangible Property"). (The Real Property, the
Personal Property, the Trade Names and the Intangible Property are sometimes collectively hereinafter referred to as the "Property").

     3. THE PURCHASE PRICE.

     The  purchase  price for the  Property  is  Twelve
Million Eight Hundred Thousand and No/100 Dollars ($12,800,000.00) (the "Purchase Price") and shall be paid to Seller by Purchaser at the Closing (as that term is defined in Section 15 below) as follows:

     (a) Within two (2) business days after execution of this Agreement by all parties, Purchaser shall deposit in escrow with Commonwealth Land Title Company, 888 W. Sixth Street, 4th Floor, Los Angeles, California 90017 ("Escrow Company") an initial earnest money deposit in immediately available funds in the amount of Two Hundred Thousand and No/100 Dollars ($200,000.00) (the "Initial Deposit").

     (b) By the end of the Due Diligence Period (as defined in Section 5(a) below), Purchaser shall deposit in escrow with Escrow Company an additional earnest money deposit in immediately available funds in the amount of Two Hundred Thousand and No/100 Dollars ($200,000.00) (the "Additional Deposit"). The Initial Deposit and the Additional Deposit are sometimes hereinafter collectively referred to as the "Deposit." The Deposit paid by Purchaser pursuant to the terms hereof shall be held by Escrow Company in an interest bearing account insured by the federal government in an institution as directed by Purchaser and reasonably acceptable to Seller. In the event the purchase and sale of the Property is consummated as contemplated hereunder, the Deposit plus all interest accrued thereon shall be paid to Seller and credited against the Purchase Price. In the event the purchase and sale of the Property is not consummated because of the failure of any Purchaser's Condition Precedent (as defined in Section 10 below) or any other reason except for a default under this Agreement on the part of Purchaser, or if Purchaser fails to deliver the Additional Deposit on or before the end of the Due Diligence Period (as defined in Section 5(a) below) the Deposit plus all interest accrued thereon shall be immediately refunded to Purchaser. In the event the purchase and sale of the Property is not consummated because of a default under this Agreement on the part of Purchaser, the Deposit plus all interest accrued thereon shall be paid to and retained by Seller pursuant to
Section 18(b).

     (c) The balance of the Purchase Price over and above the amounts paid by or credited to Purchaser pursuant to Sections 3(a) and (b) above shall be paid to Seller by wire transfer of immediately available funds at the Closing, net of all prorations as provided herein.

     4. TITLE.

     (a) Seller has obtained from Commonwealth Land Title Company, 888
W. Sixth Street, 4th Floor, Los Angeles, California 90017 ("Title Company"), and Purchaser acknowledges receipt of, a preliminary title report dated November 22, 1996, order no. 9600144-9, pertaining to the Real Property (the "PTR"), together with copies of all documents relating to the title exceptions referred to in such PTR. Purchaser acknowledges receipt of the PTR and the title exceptions referred to therein.

     (b) Purchaser elects to obtain an ALTA extended coverage policy of title insurance. By December 18, 1996, Purchaser shall obtain an updated survey of the Real Property (the "Survey") as soon as possible after the execution of this Agreement, a copy of which shall be promptly delivered to Seller and Title Company. The current survey of the Real Property was prepared by Steryo Engineering on February 12, 1986, and updated January 12, 1987, designated no. 414-02, a copy of which has been received by Purchaser. The Survey shall be sufficient to enable Title Company at the Closing to issue an ALTA extended owner's policy of title insurance (with mechanic's lien coverage), and shall be certified to Purchaser and Title Company. The Survey shall be at Purchaser's sole cost and expense.

     (c) No later than December 18, 1996, or within two business days after Purchaser receives the Survey, whichever is earlier, Purchaser shall notify Seller in writing of any title exceptions identified in the PTR (other than exceptions ("Survey Exceptions") which are listed in any amendment or supplement thereof as a result of the Survey and were not listed in the November 22, 1996 title report) which Purchaser disapproves. No later than December 18, 1996, or within two business days after Purchaser receives the Survey, whichever is earlier, Purchaser shall notify Seller in writing of any Survey Exceptions which Purchaser disapproves. Any exception not disapproved in writing by the applicable date shall be deemed approved by Purchaser, and shall constitute  a  "Permitted Exception" hereunder.  Purchaser  and  Seller hereby agree that (i) all non-delinquent property taxes and assessments, except for the lien of supplemental taxes which are due as a result of an event occurring prior to the Closing, (ii) the rights of the tenants under the Leases, and (iii) all matters created by or on behalf of Purchaser, including, without limitation, any documents or instruments to be recorded as part of any financing for the acquisition of the Property by Purchaser, shall constitute "Permitted Exceptions." No more than five (5) business days after Purchaser notifies Seller of any disapproved title exceptions, Seller shall notify Purchaser in writing of any disapproved title exceptions which Seller is unable or unwilling to cause to be removed or insured against prior to or at Closing and, with respect to such exceptions, Purchaser then shall elect, by giving written notice to Seller and Escrow Company within three (3) business days thereafter, (x) to terminate this Agreement, or
(y) to waive its disapproval of such exceptions, in which case such exceptions shall then be deemed to be Permitted Exceptions. Purchaser's failure to give such notice shall be deemed an election to waive the disapproval of any such exception. In the event Purchaser elects to terminate this Agreement in accordance with clause (x) above, the Deposit, plus all interest accrued thereon, shall be immediately refunded to Purchaser; provided, however, that Purchaser and Seller each shall be responsible for one-half of any title or escrow cancellation fees. Notwithstanding anything to the contrary contained herein, Seller shall cause all mortgages, deeds of trust and monetary liens (including liens for delinquent or supplemental taxes as set forth above, mechanic's liens and judgement liens) affecting the Property as may be shown in the PTR or any update thereof (including the title policy to be issued to Purchaser at Closing), and all indebtedness secured thereby (collectively, "Monetary Liens") to be fully satisfied, released and discharged of record on or prior to the Closing. If any Monetary Liens remain at Closing, then Buyer shall be entitled to offset the Purchase Price and receive a credit in Escrow for the amounts expended to discharge the same, provided that before discharging any Monetary Lien, Purchaser shall give Seller written notice and reasonable opportunity to cause any such lien to be released or discharged of record (including, without limitation, by posting of a bond in accordance with Civil Code 3143).

     (d) At Purchaser's request, upon prior arrangement with Seller, at any time during reasonable business hours within one (1) year after the Closing, Seller shall, at Purchaser's expense, provide to Purchaser's designated independent auditor, access to the books and records of the Property, regarding the period for which Purchaser is required by applicable rules or regulations of the Securities Exchange Commission to have audited financial statements prepared with respect to the Property, to the extent that such books, records and related information are in the Seller's possession or control and relate to the period during which Seller held title to the Property, provided however, such books and records shall not include Internal Analyses (as defined in Section 5(c)), and Seller shall not be deemed to make any representations or warranties of any kind regarding the accuracy or thoroughness of such books and records.

     5. INSPECTION.

     (a) As used in this Agreement, the term "Due Diligence Period" shall mean the period from the date hereof until 5:00 p.m. Los Angeles time on December 18, 1996. During the Due Diligence Period, and with reasonable advance notice to Seller, Purchaser, its agents and repre sentatives shall be entitled to enter onto the Real Property during reasonable business hours (subject to the rights of tenants in possession) to perform inspections and tests of the Property and the structural and mechanical systems within any Improvements; provided, however, that in no event shall (i) such inspections or tests disrupt or disturb the on-going operation of the Property or the rights of the tenants at the Property, or (ii) Purchaser or its agents or representatives drill or bore on or through the surface of the Property without Seller's prior written consent, which consent may be given or withheld in Seller's sole and absolute discretion. After making such tests and inspections, Purchaser agrees to promptly restore the Property to its condition prior to such tests and inspections (which obligation shall survive for one (1) year after the Closing or any termination of this Agreement). Prior to Purchaser entering the Property to conduct the inspections and tests described above, Purchaser shall obtain and maintain, and shall cause each of its contractors and agents to maintain (and shall deliver to Seller evidence thereof), at Purchaser's sole cost and expense, general liability insurance, from an insurer reasonably acceptable to Seller, in the amount of One Million and No/100 Dollars ($1,000,000.00) combined single limit for personal injury and property damage per occurrence, such policies to name Seller as an additional insured party, which insurance shall provide coverage against any claim for personal liability or property damage caused by Purchaser or its agents, employees or contractors in connection with such inspections and tests.

     (b) Purchaser agrees to keep the Property free from all liens and to indemnify, defend, and hold harmless Seller, and Seller's officers, directors, shareholders, beneficiaries, partners, agents, employees and attorneys, and their respective successors and assigns, from and against all claims, actions, losses, liabilities, damages, costs and expenses (including, but not limited to, reasonable attorneys' fees and costs) incurred, suffered by, or claimed against Seller by reason of personal injury, bodily injury, property damage or mechanics' or materialmen's liens caused by Purchaser and/or its agents, employees or contractors in exercising its rights under this Section 5. This indemnity shall survive the Closing or any termination of this Agreement.

     (c) During the Due Diligence Period and with reasonable advance notice to Seller, Purchaser, its agents and representatives shall be entitled to inspect, during Seller's regular business hours, material documents in the possession or control of Seller or Seller's on-site property manager (provided, however, that, except as expressly set forth herein, Seller makes no representations or warranties of any kind regarding the accuracy or thoroughness of the information contained in such documents), if any, relating to the Property, excluding, however, Seller's internal appraisals and economic evaluations of the Property and reports regarding the Property prepared by Seller, Trust Company of the West, Westmark Real Estate Investment Services, Westmark Realty Advisors L.L.C., TCW Realty Advisors, CB Commercial Realty Advisors, Inc. and/or CB Commercial Real Estate Group, Inc. solely for internal use or for the information of the investors in Seller (collectively, "Internal Analyses").

     6. REPRESENTATIONS AND WARRANTIES OF SELLER.

     Seller represents and warrants to Purchaser that the following matters are true and correct as of the execution of this Agreement and will also be true and correct as of the Closing:

     (a) Seller is a corporation, duly organized, validly existing and in good standing under the laws of the State of California.

     (b) This Agreement is, and all the documents executed by Seller which are to be delivered to Purchaser at the Closing will be, duly authorized, executed, and delivered by Seller, and is and will be legal, valid, and binding obligations of Seller enforceable against Seller in accordance with their respective terms (except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, moratorium and other principles relating to or limiting the right of contracting parties generally), and does not and will not violate any provisions of any agreement to which Seller is a party or to which it is subject.

     (c) Except as set forth in the materials delivered to Purchaser pursuant to Section 8 below or as otherwise disclosed in writing by Seller to Purchaser prior to the end of the Due Diligence Period, to Seller's actual knowledge, there are no pending or threatened legal proceedings or administrative actions of any kind or character adversely affecting the Property or Seller's interest therein.

     (d) Except as set forth in the materials delivered to Purchaser pursuant to Section 8 below, or as otherwise disclosed in writing by Seller to Purchaser prior to the end of the Due Diligence Period, Seller has received no written notice from any city, county, state or other government authority of any violation of any statute, ordinance, regulation, or administrative or judicial order or holding, whether or not appearing in public records, with respect to the Property, which violation has not been corrected.

     (e) Except as set forth in the materials delivered to Purchaser pursuant to Section 8 below, or as otherwise disclosed in writing by Seller to Purchaser prior to the end of the Due Diligence Period, Seller has received no written notice from any city, county, state or other government authority (i) of any order or directive requiring any work of repair, maintenance or improvement be performed on the Property, or (ii) relating to defects in the Improvements or relating to noncompliance with any applicable building code or restriction that has not been corrected, or relating to any threat of impending condemnation.

     (f) Except as set forth in the materials delivered to Purchaser pursuant to Section 8 below, or as otherwise disclosed in writing by Seller to Purchaser prior to the end of the Due Diligence Period,
Seller has received no written notice from governmental authorities that (i) the Property is in violation of any federal, state and local laws, ordinances and regulations applicable to the Property with respect to hazardous or toxic substances or industrial hygiene (collectively, "Environmental Laws"), which violation has not been corrected, or (ii) past or current tenants of all or any portion of the Property have owned, used, generated, manufactured, stored, handled, released or disposed of any hazardous or toxic substances on the Property in violation of applicable Environmental Laws. Notwithstanding the foregoing representations and warranties, the acts, if any, of Seller's past or current tenants shall not be imputed to Seller.

     (g) To the best of Seller's knowledge, and except as set forth in the tenant estoppel certificates delivered to Purchaser pursuant to
Section 10(a) below or as otherwise specifically disclosed in writing to Purchaser prior to the end of the Due Diligence Period, there is no current default in the performance of the obligations of any party under the Leases.

     (h) Except as set forth in the tenant estoppel certificates delivered to Purchaser pursuant to Section 10(a) below or as otherwise specifically disclosed in writing to Purchaser prior to the end of the Due Diligence Period: (i) the Leases are in full force and effect, (ii) the copies of the Leases given to Purchaser by Seller are true, correct and complete copies of the Leases, (iii) the term of the Leases and obligation to pay rent thereunder has commenced, (iv) the tenant thereunder is in full possession and actual occupancy thereof, (v) no rebates, rental concessions, free rent periods, credits, setoffs or rent reductions relating to any period after the Closing have given by Seller, (vi) no tenant is affiliated with Seller, and (vii) Seller has not entered into any modifications of the Leases. There are no outstanding assignments by Seller of Seller's interest in the Leases.

     (i) To the best of Seller's knowledge, there are no management, employee, maintenance, operating, service or other contracts or arrangements of a similar nature affecting the Property which would be binding on Purchaser subsequent to the Closing, other than those delivered to Purchaser pursuant to Section 8 hereof. The copies of the documents and materials delivered to Purchaser by Seller pursuant to
Section 8 hereof constitute true and complete copies of such documents in effect on the date hereof, except as otherwise noted in such documents and materials. As of the date hereof, Seller has neither sent nor received written notice declaring a default or breach under any such documents or materials, which has not been subsequently cured, except as disclosed in such documents or materials and except for claims which Seller has or may have against its insurers or others relating to or arising out of the January 17, 1994 earthquake (the "Earthquake Claims"), which Earthquake Claims Seller reserves and is not transferring to Purchaser.

     (j) Except as set forth in the tenant estoppel certificates delivered to Purchaser pursuant to Section 10(a) below or as otherwise specifically disclosed in writing to Purchaser prior to the end of the Due Diligence Period, the Rent Roll (as defined in Section 8) is true and correct, and sets forth all Leases, and amendments or modifications thereof which would be binding on Purchaser subsequent to Closing.

     (k) Except as set forth in the tenant estoppel certificates delivered to Purchaser pursuant to Section 10(a) below or as otherwise specifically disclosed in writing to Purchaser prior to the end of the Due Diligence Period, to the best of Seller's knowledge, there are no assignments or subleases of any of the Leases.

     (l) Seller is sufficiently capitalized and has sufficient assets such that it shall be able to pay any and all reasonably anticipated liabilities, costs, claims and expenses of Seller in connection with the Property and this Agreement.

     (m) The Insurance Information (as defined in Section 8(ii)) is true and accurate in all material respects, subject to the exceptions, exclusions, modifications and other terms and conditions of the underlying insurance policies to which the Insurance Information relates, which insurance policies are in full force and effect.

     (n)  The inventory of Personal Property delivered pursuant to
Section 8(ix) is true and correct in all material respects.

     As  used in this Agreement, (x) the phrase "to Seller's
actual knowledge" or words of similar import shall mean the actual (and not constructive or imputed) knowledge, without independent investigation or inquiry, of Michael Everly, the Portfolio Manager and Andrew Pellman, Asset Manager, and (y) the phrase "to the best of Seller's knowledge" shall mean the knowledge, after reasonable investigation and inquiry (but not constructive or imputed knowledge) of Michael Everly and Andrew Pellman, and Seller represents that the foregoing are the individuals with the primary responsibility for overseeing the management, operation and sale of the Property). The express representations and warranties made in this Agreement shall not merge into any instrument or conveyance delivered at the Closing; provided, however, that any action, suit or proceeding with respect to the truth, accuracy or completeness of such representations and warranties shall be commenced and served, if at all, on or before the date which is twelve (12) months after the date of the Closing and, if not commenced and served on or before such date, thereafter shall be void and of no force or effect. Seller shall have no liability with respect to any of the foregoing representations and warranties if, prior to the Closing, Purchaser discovers or learns of information
(from whatever source, including, without limitation, the tenant estoppel certificates delivered pursuant to Section 10(a) below, as a result of Purchaser's due diligence tests, investigations and inspections of the Property, or disclosure by Seller or Seller's agents and employees) that contradicts any of the foregoing representations and warranties, or renders any of the foregoing representations and warranties untrue or incorrect, and Purchaser nevertheless consummates the transaction contemplated by this Agreement.

     7. REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER.

     Purchaser represents and warrants to Seller that the following matters are true and correct as of the execution of this Agreement and will also be true and correct as of the Closing:

     (a) Purchaser is a Maryland limited partnership, duly formed, validly existing and in good standing under the laws of the State of Maryland, and qualified to do business in the State of California.

     (b) This Agreement is, and all the documents executed by
Purchaser which are to be delivered to Seller at the Closing will be, duly authorized, executed, and delivered by Purchaser, and is and will be legal, valid, and binding obligations of Purchaser enforceable against Purchaser in accordance with their respective terms (except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, moratorium and other principles relating to or limiting the right of contracting parties generally), and does not and will not violate any provisions of any agreement to which Purchaser is a party or to which it is subject.

     (c) That except as otherwise expressly set forth in this Agreement, neither Seller, nor anyone acting for or on behalf of Seller, has made any representation, warranty, promise or statement, express or implied, to Purchaser, or to anyone acting for or on behalf of Purchaser, concerning the Property or the condition, use or development thereof. Purchaser further represents and warrants that, in entering into this Agreement, Purchaser has not relied on any representation, warranty, promise or statement, express or implied, of Seller, or anyone acting for or on behalf of Seller, other than as expressly set forth in this Agreement, and that all matters concerning the Property have been or shall be independently verified by Purchaser prior to the Closing, and that Purchaser shall purchase the Property on Purchaser's own prior investigation and examination of the Property (or Purchaser's election not to do so); AND THAT, AS A MATERIAL INDUCEMENT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT BY SELLER, AND EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, PURCHASER IS PURCHASING THE PROPERTY IN AN "AS IS" PHYSICAL CONDITION AND IN AN "AS IS" STATE OF REPAIR, WITH ALL FAULTS. Except as may be expressly set forth in this Agreement, Purchaser does hereby waive, and Seller does hereby disclaim, all warranties of any type or kind whatsoever with respect to the Property, whether express or implied, including, by way of description but not limitation, those of fitness for a particular purpose and use. Notwithstanding anything to the contrary herein, Purchaser and Seller acknowledge that any
written  disclosures  made  by  Seller  prior  to  the  Closing   shall
constitute notice to Purchaser of the matter disclosed, and Seller shall have no further liability thereafter if Purchaser thereafter con summates the transaction contemplated hereby.

     (d) Purchaser is not an employee benefit plan (a "Plan") subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), nor a person or entity acting, directly or indirectly, on behalf of any Plan or using the assets of any Plan to acquire the Property, Purchaser is not a "party in interest" (as that term is defined in Section 3(14) of ERISA with respect to any Plan that is an investor in Seller, and Purchaser's acquisition of the Property will not constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

     (e) It is expressly acknowledged by Purchaser that no financing for this transaction shall be provided by Seller.

     (f) Purchaser is sufficiently capitalized and has sufficient assets such that it shall be able to pay any and all reasonably anticipated liabilities, costs, claims and expenses of Purchaser in connection with this Agreement.

     8. DELIVERY OF DOCUMENTS.

     Seller has delivered or shall deliver to Purchaser within ten (10) days after execution of this Agreement true and correct copies of the following documents relating to the Property (to the extent the same are in Seller's possession or control), subject to the confidentiality provisions of this Agreement, and the terms of an Acknowledgement and Disclaimer in the form attached hereto as Exhibit J, which Purchaser shall execute and deliver to Seller together with Purchaser's executed copy of this Agreement:

     (i) copies of all outstanding labor, service, equipment, supply, management (excluding the current property management agreement), maintenance, concession, utility, construction and operating contracts, and any amendments thereto to which Seller is a party (collectively, the "Service Contracts");

     (ii) statement of insurance coverage and premiums by policy type, and evidence of insurance (collectively, "Insurance Information") (Purchaser acknowledges that Seller's insurance is carried under a blanket policy which will not be assigned to Purchaser, and that Purchaser shall be responsible for obtaining, at Purchaser's sole cost and expense, all insurance relating to the Property which is necessary or desirable);

     (iii) engineering and physical inspection reports including
hazardous  materials  and  asbestos  reports,  Phase  1  and  Phase   2
environmental reports, if any;

     (iv) all building permits, existing surveys, final, unqualified and unconditional certificates of occupancy, governmental agreements and approvals, complete architectural, structural and site plans;

     (v) income and expense statements for 1994 and 1995, and for the period from January 1, 1996 through October 15, 1996;

     (vi) all base year information for all current Leases in place for the Property;

     (vii) the most current rent roll for the Property (the "Rent Roll") which shall be updated to October 15, 1996, setting forth the tenant name, suite number, approximate tenant Lease square footage, Lease commencement date, Lease expiration date for all Leases at the Property, security deposits and tenant prepayments. During reasonable business hours during the Due Diligence Period, Purchaser may inspect recent tenant correspondence for each tenant, as well as utility bills and other matters relating to the operation of the Property present at the property management office at the Property;

     (viii) a budget for calendar year 1996;

     (ix) an inventory of the Personal Property;

     (x) tax bills for the Property for 1993-1994, 1994-1995, and 1995-1996, together with the tax bill for 1996-1997; and

     (xi) copies of all leases for the Property.

     During the Due Diligence Period, Purchaser shall have the right to conduct the inspections and investigations specified in Section 5 and to review all the materials provided under this Section 8, as well as any other materials Purchaser may elect to obtain and review at Purchaser's sole cost and expense in connection with the Property. Purchaser agrees to promptly deliver to Seller copies of all reports, studies and results of tests and investigations obtained or conducted by Purchaser with respect to the Property. Purchaser may at any time during the Due Diligence Period terminate this Agreement in its sole and absolute discretion, by sending to Seller and Escrow Company written notice indicating Purchaser's election to so terminate the Agreement. In the event Purchaser, in its sole and absolute discretion, terminates this Agreement during the Due Diligence Period, the Deposit, plus all interest accrued thereon, shall be immediately refunded to Purchaser; provided, however, that Purchaser and Seller each shall be responsible for one-half of any title or escrow cancellation fees. Purchaser's failure to terminate this Agreement prior to the expiration of the Due Diligence Period in accordance with the provisions of this Section 8 shall be deemed approval of the Property and the matters covered by Purchaser's investigations and inspections thereof and the only remaining contingencies to Purchaser's obligation to consummate the transaction contemplated herein shall be Purchaser's Conditions Precedent as set forth in Section 10(a) below. Purchaser acknowledges and agrees that the foregoing deliveries will be made by Seller to accommodate and facilitate Purchaser's investigations relating to the Property, and that, except as expressly set forth herein, Seller makes no representations or warranties of any kind regarding the accuracy or thoroughness of the information contained in the materials delivered to Purchaser.

     9. CONFIDENTIALITY.

     Purchaser agrees that it shall keep confidential the information contained in the materials provided by Seller for Purchaser's inspection pursuant to Section 5 and Section 8, and shall not disclose such information to any third parties; provided, however:
(i) Purchaser may disclose the information contained in the materials provided by Seller for Purchaser's inspection to the extent required by applicable reporting requirements of the Securities Exchange Commission, and (ii) Purchaser shall have the right to provide such information to its agents, consultants, proposed lenders, consultants, attorneys and prospective investors in connection with Purchaser's acquisition of the Property under the following conditions:

     (a) Purchaser shall instruct the aforesaid parties to maintain the confidentiality of such information;

     (b) Upon the written request of Seller, Purchaser shall promptly inform Seller of the identity of each party to whom such information is furnished and when such information was furnished to each party; and

     (c) Purchaser shall instruct such parties to return to Seller all copies and originals of any documents relating to the Property provided by Seller, upon Seller's written request.

     If the transaction contemplated by this Agreement is not consum mated for any reason, Purchaser promptly shall return to Seller, and instruct its representatives, consultants, attorneys, and prospective investors to return to Seller, all copies and originals of information and materials previously provided for inspection by Seller to Purchaser. The provisions of this Section 9 shall survive any termination of this Agreement. This Section 9 shall cease to apply to Purchaser upon the Closing of the purchase and sale contemplated by this Agreement.

     10. CONDITIONS PRECEDENT TO CLOSING.

     (a) The following shall be conditions precedent to Purchaser's obligation to consummate the purchase and sale transaction contemplated herein (the "Purchaser's Conditions Precedent"):

        (i) Purchaser shall not have terminated this Agreement in accordance with Section 4, Section 8, Section 17(a) or Section 17(b) of this Agreement within the time periods described in said Sections.

        (ii) Title Company shall stand ready to issue, at the Closing, an ALTA owner's policy of title insurance (the "Title Policy"), insuring Purchaser's interest in the Real Property, dated the day of the Closing, with liability in the amount of the Purchase Price, subject only to the Permitted Exceptions.

        (iii) Purchaser shall have received and reasonably approved, at least ten (10) days prior to the Closing, executed estoppel certificates substantially in the form of Exhibit C hereto from every tenant occupying at least 2,500 rentable square feet, and, collectively from tenants occupying at least eighty percent (80%) of the leasable space in the Improvements which is leased as of the date of this Agreement, provided, however, that if the form of estoppel certificate attached hereto as Exhibit C requests information in addition to or different than that required to be given pursuant to a tenant's Lease, this condition will be satisfied for such tenant(s) if such tenant(s) executes an estoppel certificate in the form required pursuant to its Lease. If Seller is unable to obtain an estoppel certificate from a sufficient number of tenants to satisfy the percentage set forth above, then, in lieu thereof, Seller shall provide to Purchaser a certificate pertaining to those tenants necessary to satisfy the percentage set forth above covering the same matters that would have been set forth in the tenant's estoppel certificate (and, in the event that, after the Closing, Seller delivers to Purchaser a tenant estoppel certificate from a tenant for whom Seller executed a Seller's certification at the Closing, then Seller thereafter shall be released from said certification). Subject to the preceding sentence, Seller's liability in connection with any Seller's certificate shall not merge into any instrument or conveyance delivered at the Closing; provided, however, that any action, suit or proceeding with respect to the truth, accuracy or completeness of such certificate shall be commenced and served, if at all, on or before the date which is twelve (12) months after the date of the Closing and, if not commenced and served on or before such date, thereafter shall be void and of no force or effect.

        (xv) There shall be no material breach of any of Seller's representations, warranties or covenants set forth in Section 6 and Section 11, as of the Closing.

        (iv) Seller shall have delivered to the Escrow Company the items described in Section 12.

     The conditions set forth in this Section 10(a) are solely for the benefit of Purchaser and may be waived only by Purchaser. Purchaser shall, at all times prior to the termination of this Agreement, have the right to waive any of these conditions.

     (b) The following shall be conditions precedent to Seller's obli gation to consummate the purchase and sale transaction contemplated herein (the "Seller's Conditions Precedent"):

        (i) Purchaser shall not have terminated this Agreement in accordance with Section 4, Section 8, Section 17(a) or Section 17(b) of this Agreement within the time periods described in said Sections.

         (ii) Purchaser shall have delivered to Escrow Company, prior to the Closing, for disbursement as directed hereunder, all cash or other immediately available funds due from Purchaser in accordance with this Agreement.

         (iii) There shall be no material breach of any of Purchaser's representations, warranties or covenants set forth in Section 5 and
Section 7, as of the Closing.

        (iv) Purchaser shall have delivered to Escrow Company the items described in Section 13.

        (v) Seller shall have received a fully executed letter in the form attached hereto as Exhibit D from the broker(s) identified in
Section 19 below, which fully executed letter Seller shall obtain by the end of the Due Diligence Period.

     The conditions set forth in this Section 10(b) are solely for the benefit of Seller and may be waived only by Seller. Seller shall, at all times prior to the termination of this Agreement, have the right to waive any of these conditions.

     11.  COVENANTS OF SELLER.

     Seller hereby covenants with Purchaser, as follows:

     (a) After the date hereof and prior to the Closing, no part of the Property, or any interest therein, will be sold, encumbered or otherwise transferred without Purchaser's consent.

     (b) After the date hereof and prior to the Closing, Seller shall not enter into any new Leases, or materially amend, modify or extend any existing Leases, in any case without the prior written consent of Purchaser (which consent shall not be unreasonably withheld or delayed). Purchaser shall have two (2) business days from receipt of a written lease proposal from Seller to consent to said lease. If Purchaser does not respond in writing to Seller within said two (2) business days, the lease shall be deemed approved. If Purchaser disapproves a lease proposal received from Seller, Purchaser's written response to the lease proposal shall state the reasons for such disapproval. If Purchaser consents to any such new Lease, or to the amendment, modification or extension of any existing Lease, Purchaser shall be solely responsible for the payment of all leasing commissions in connection therewith and any tenant improvement costs or allowance, move-in allowance and any other payment to the tenant thereunder (whether coming due prior to the Closing, if the transaction contemplated by this Agreement closes, in which case any such amount shall be payable to Seller at Closing, or after the Closing), provided however, such commissions and costs shall be prorated between Seller and Purchaser based on the portion of the term of the respective lease (or renewal) which precedes Closing and the portion of the term of the Lease which occurs after the Closing.

     (c) Until the Closing, Seller shall keep the Property insured against fire, vandalism and other loss, damage and destruction, provided, however, that Seller's insurance policies shall not be assigned to Purchaser at the Closing, and Purchaser shall be obligated to obtain its own insurance coverage from and after the Closing.

     (d) Until the Closing, Seller shall operate and maintain the Property in the manner being operated and maintained on the date of this Agreement.

     12. SELLER'S CLOSING DELIVERIES.

     At least one (1) business day prior to the Closing, Seller shall deliver or cause to be delivered to Escrow Company the following:

     (a) A Grant Deed executed by Seller, the form of Exhibit E attached hereto, conveying the Real Property to Purchaser free and clear of all claims, liens and encumbrances except the Permitted Exceptions and matters arising by or through Purchaser (the "Grant Deed").

     (b) A Bill of Sale executed by Seller, in the form of Exhibit F attached hereto, conveying to the Purchaser title to the Personal Property, if any (the "Bill of Sale").

     (c) An affidavit in the form of Exhibit G attached hereto, certifying that Seller is not a "foreign person" within the meaning of
Section 1445(f)(3) of the Code (the "Certificate of Non-Foreign Status"), together with California Form 590.

     (d) A General Assignment executed by Seller, in the form of Exhibit H attached hereto, assigning to Purchaser the Service Contracts and any warranties, guaranties and indemnities relating to the Property, to the extent that such items are assignable (the "General Assignment").

     (e)  An Assignment of Leases executed by Seller, in the form of
Exhibit I attached hereto, assigning to Purchaser all of Seller's interest under the Leases (the "Assignment of Leases").

     (f) Any other documents, instruments or agreements reasonably necessary to effectuate the transaction contemplated by this Agreement.

     13.  PURCHASER'S CLOSING DELIVERIES.

     At least one (1) business day prior to the Closing, Purchaser shall deliver to Escrow Company:

     (a) The balance of the Purchase Price, as adjusted for Purchaser's share of the Closing costs, prorations, reimbursements and adjustments as set forth in Sections 14 and 16 herein, in immediately available funds.

     (b) An executed counterpart of the General Assignment and the Assignment of Leases, whereby Purchaser shall assume the obligations relating to the matters set forth in such documents.

     (c) Any other documents, instruments or agreements reasonably necessary to effectuate the transaction contemplated by this Agreement.

     14.  PRORATIONS AND ADJUSTMENTS.

     (a) The following shall be prorated and adjusted between Seller and Purchaser as of the day of the Closing, except as otherwise specified:

         (i) General real estate, personal property and ad valorem taxes and assessments, and any improvement or other bonds encumbering the Property, for the current tax year for the Property.

        (ii) Utility charges, if any, and such other items that are customarily prorated in transactions of this nature shall be ratably prorated.

         (iii) Rent and other charges under the Leases (to the extent such monies have actually been collected by Seller). Rents and other charges under the Leases which are delinquent as of the Closing shall not be prorated, and rents and other amounts received by Purchaser after the Closing from a tenant owing such delinquent rent or other charges shall be applied (A) first, to Purchaser's actual out-of-pocket costs of collection incurred with respect to such tenant; (B) second, to rents due from such tenant for the month in which such payment is received by Purchaser; (C) third, to rents attributable to any period after the Closing which are past due on the date of receipt; and (D) finally, to rents and other charges delinquent as of the Closing (and Purchaser promptly shall remit such amounts to Seller). Seller retains the right to pursue and collect (through any lawful proceeding) delinquent rents pertaining to Seller's period of ownership. Purchaser agrees that it shall use commercially reasonable efforts to collect any such delinquent rents and will not compromise or settle any of Seller's claims regarding delinquent rent without Seller's written consent (provided, however, that Purchaser shall have no obligation to institute legal proceedings, including an action for unlawful detainer, against a tenant owing delinquent rents).

        (iv) The amount of all unapplied security deposits under the Leases shall be credited to Purchaser.

    For purposes of calculating prorations, Purchaser shall be deemed to be in title to the Property, and, therefore, entitled to the income therefrom and responsible for the expenses thereof for the entire day upon which the Closing occurs. All such prorations shall be made on the basis of the actual number of days of the month which shall have elapsed as of the day of the Closing and based upon the actual number of days in the month and a three hundred sixty-five (365) day year. The amount of such prorations shall be initially performed by the Escrow Company at Closing but shall be subject to adjustment in cash after the Closing outside of escrow as and when complete and accurate information becomes available, if such information is not available at the Closing. Seller and Purchaser agree to cooperate and use their best efforts to make such adjustments no later than sixty (60) days after the Closing (except with respect to property taxes, which shall be adjusted within sixty (60) days after the tax bills for the applicable period are received). Without limiting the generality of the foregoing, Seller and Purchaser hereby agree that (i) with respect to any year-end reconciliations of reimbursable expenses under the Leases, Seller and Purchaser shall cooperate to complete such reconciliations as soon as possible after the Closing, with Seller responsible for amounts owing to tenants under the Leases, and entitled to amounts payable by tenants under the Leases (as the case may be), with respect to periods prior to the Closing, and with Purchaser responsible for amounts owing to tenants under the Leases, and entitled to amounts payable by tenants under the Leases (as the case may be), with respect to periods from and after the Closing (and, with respect to any such amounts payable to Seller, Purchaser agrees that it shall use commercially reasonable efforts to collect such amounts, provided, however, that Purchaser shall have no obligation to institute legal proceedings, including an action for unlawful detainer, against a tenant owing any such amounts), and (ii) with respect to any property tax appeals or reassessments filed by Seller for tax years prior to the year in which the Closing occurs, Seller shall be entitled to the full amount of any refund or rebate resulting therefrom (subject to any requirement under the Leases to pay to the tenants thereunder a share of any such refund or rebate, which shall be Seller's sole obligation), and with respect to any property tax appeals or reassessments filed by Seller for the tax year in which the Closing occurs, Seller and Purchaser shall share the amount of any rebate or refund resulting therefrom (after first paying to Seller all costs and expenses incurred by Seller in pursuing such appeal or reassessment) in proportion to their respective periods of ownership of the Property for such tax year (with Seller and Purchaser each obligated for any amount of such refund or rebate required to be paid to the tenants under the Leases for its respective period of ownership of the Property for such tax year), and
(iii) in no event will there be any proration of insurance premiums under Seller's existing policies of insurance relating to the Property, and Purchaser acknowledges and agrees that none of Seller's insurance policies (or any proceeds payable thereunder, except as expressly provided for in Section 17 below) will be assigned to Purchaser at the Closing, and Purchaser shall be solely obligated to obtain any and all insurance that it deems necessary or desirable. Except as set forth in this Section 14, all items of income and expense which accrue for the period prior to the Closing will be for the account of Seller and all items of income and expense which accrue for the period on and after the Closing will be for the account of Purchaser. The provisions of this Section 14 shall survive the Closing.

     15. CLOSING.

     The  purchase and sale contemplated herein shall  close
(the "Closing") fifteen (15) days after the end of the Due Diligence Period or on such specific date and time mutually agreed to by the parties, but in no event later than December 20, 1996. As used herein, the term "Closing" means the date and time that Seller's Grant Deed is recorded in the Official Records of the County in which the Land is located (the "Official Records").

     16.  CLOSING COSTS.

     Seller  shall pay any documentary transfer tax  due  in
connection with the consummation of the transaction contemplated herein, the premium for the Title Policy (including the cost of title curative endorsements which Seller elects to obtain pursuant to Section 4 above) equal to the amount of a CLTA standard coverage owner's policy, and fifty percent (50%) of all other escrow and closing costs. Purchaser shall pay all costs and expenses incurred in connection with obtaining any financing for the purchase of the Property, including any additional title insurance premium payable in connection with Purchaser obtaining an ALTA extended coverage owner's policy and any lender's policy of title insurance, the cost of any title endorsements which are not title curative endorsements which Seller elects to obtain pursuant to Section 4 above, the fee for recording the Grant Deed and the Assignment of Leases, and fifty percent (50%) of all other escrow and closing costs. Each party shall bear the expense of its own counsel. Unless otherwise specified herein, if the sale of the Property contemplated hereunder does not occur because of a failure of one or more of the conditions described Section 10(a)(i), (ii), or (iii), or a default on the part of Purchaser, all escrow cancellation and title fees shall be paid by Purchaser; if the sale of the Property does not occur because of a default on the part of Seller, all escrow cancellation and title fees shall be paid by Seller.

     17.  RISK OF LOSS.

     (a) If, after the execution of this Agreement by Purchaser and Seller, and prior to the Closing, the Improvements, or any part thereof, are materially damaged (as set forth in Section 17(d)), Purchaser shall have the right, exercisable by giving notice to Seller within ten (10) business days after receiving written notice of such damage or destruction (but in any event prior to the Closing), either
(i) to terminate this Agreement, in which case neither party shall have any further rights or obligations hereunder (except as may be expressly provided to the contrary elsewhere in this Agreement), and any money (including, without limitation, the Deposit and all interest accrued thereon) or documents in escrow shall be returned to the party depositing the same and Purchaser and Seller each shall be responsible for one-half of any title or escrow cancellation fee, or (ii) to accept the Property in its then condition and to proceed with the Closing without any abatement or reduction in the Purchase Price (except as set forth in Section 17(f) below), and receive an assignment of all of Seller's right to any insurance proceeds payable by reason of such damage or destruction. If Purchaser elects to proceed under clause
(ii) above, Seller shall not compromise, settle or adjust any claims to such proceeds without Purchaser's prior written consent.

     (b) If prior to the Closing, all or any material portion (as set forth in Section 17(d)) of the Property is subject to a taking by public authority, Purchaser shall have the right, exercisable by giving notice to Seller within five (5) days after receiving written notice of such taking (but in any event prior to the Closing), either (i) to terminate this Agreement, in which case neither party shall have any further rights or obligations hereunder (except as may be expressly provided to the contrary elsewhere in this Agreement), and any money (including, without limitation, the Deposit and all interest accrued thereon) or documents in escrow shall be returned to the party depositing the same, and Purchaser and Seller each shall be responsible for one-half of any title or escrow cancellation fee, or (ii) to accept the Property in its then condition, without any abatement or reduction in the Purchase Price, and receive an assignment of all of Seller's rights to any condemnation award payable by reason of such taking. If Purchaser elects to proceed under clause (ii) above, Seller shall not compromise, settle or adjust any claims to such award without Purchaser's prior written consent. As used in this Section 17, "taking" shall mean any transfer of the Property or any portion thereof to a governmental entity or other party with appropriate authority, by exercise of the power of eminent domain.

     (c) In the event that prior to the Closing, any non-material portion of the Property is damaged or subject to a taking, Purchaser shall accept the Property in its then condition (without any abatement or reduction in the Purchaser Price except as set forth in Section 17(f) below) and proceed with the Closing, in which case Purchaser shall be entitled to an assignment of all of Seller's rights to any insurance proceeds or any award in connection with such taking, as the case may be. In the event of any such non-material damage or taking, Seller shall not compromise, settle or adjust any claims to such insurance proceeds or such award, as the case may be, without Purchaser's prior written consent.

     (d) For the purpose of this Section 17, damage to the Property or a taking of a portion thereof shall be deemed to involve a material portion thereof if the reasonably estimated cost of restoration or repair of such damage or the amount of the condemnation award with respect to such taking shall exceed the sum of Two Hundred Fifty Thousand Dollars ($250,000.00).

     (e) Seller agrees to give Purchaser notice of any taking, damage or destruction of the Property promptly after Seller obtains knowledge thereof.

     (f) If, after the execution of this Agreement by Purchaser and Seller, and prior to the Closing, the Improvements, or any part thereof, are damaged and Purchaser proceeds with the Closing, then Purchaser shall receive a credit against the Purchase Price equal to the reasonably estimated cost of restoration or repair of such damage, subject to the following: (i) in no event shall such credit exceed the sum of Two Hundred Fifty Thousand Dollars ($250,000.00), and (ii) if insurance coverage is available to pay for all or a portion of the cost of repair of such damage or for the loss of income arising from such damage, then the credit shall be reduced by the amount of such available insurance coverage.

     18.  DEFAULT.

     (a) In the event Seller defaults in its obligations under this Agreement, Purchaser shall have all remedies at law and in equity, including, without limitation, specific performance; provided, however, that in an action for damages, Purchaser shall be limited to recovering its actual damages but not any consequential damages.

     (b) IF PURCHASER FAILS TO CLOSE THE PURCHASE OF THE PROPERTY AS A RESULT OF PURCHASER'S DEFAULT, THE DEPOSIT, PLUS ANY INTEREST ACCRUED THEREON, SHALL BE PAID TO AND RETAINED BY SELLER AS LIQUIDATED DAMAGES. THE AMOUNT PAID TO AND RETAINED BY SELLER AS LIQUIDATED DAMAGES SHALL BE SELLER'S SOLE REMEDY IN THE EVENT OF PURCHASER'S FAILURE TO CLOSE THE PURCHASE OF THE PROPERTY. THE PARTIES HERETO EXPRESSLY AGREE AND ACKNOWLEDGE THAT SELLER'S ACTUAL DAMAGES IN THE EVENT OF A DEFAULT BY PURCHASER WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO ASCERTAIN AND THAT THE AMOUNT OF THE DEPOSIT PLUS ANY INTEREST ACCRUED THEREON REPRESENTS THE PARTIES' REASONABLE ESTIMATE OF SUCH DAMAGES. THE PAYMENT OF SUCH AMOUNT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS
SECTION 18(b), SELLER AND PURCHASER AGREE THAT THIS LIQUIDATED DAMAGES PROVISION IS NOT INTENDED AND SHOULD NOT BE DEEMED OR CONSTRUED TO LIMIT IN ANY WAY PURCHASER'S INDEMNITY OBLIGATIONS UNDER SECTIONS 5 AND 19.

        SELLER'S INITIALS:  /s/ AJP /s/ME  PURCHASER'S INITIALS: /s/RSZ

     19. BROKER'S COMMISSION.

     Purchaser and Seller each represents and warrants to the
other that no brokerage commission, finder's fee or other compensation is due or payable with respect to the transaction contemplated hereby other than a commission to be paid to CB Commercial Real Estate Group, Inc. and First Property Realty Corporation pursuant to a separate agreement, which shall be paid by Seller only upon the Closing of the purchase and sale contemplated hereby. Purchaser hereby agrees to indemnify, defend, and hold Seller harmless from and against any losses, damages, costs and expenses (including, but not limited to, attorneys' fees and costs) incurred by Seller by reason of any breach or inaccuracy of the Purchaser's representations and warranties contained in this Section 19. Seller hereby agrees to indemnify, defend, and hold Purchaser harmless from and against any losses, damages, costs and expenses (including, but not limited to, attorneys' fees and costs) incurred by Purchaser by reason of any breach or inaccuracy of Seller's representations and warranties contained in this
Section 19. The provisions of this Section 19 shall survive the Closing.

     20.  ESCROW.

     (a) Instructions. Within five (5) days after execution of this Agreement, Purchaser and Seller each shall deposit a copy of this Agreement executed by such party (or either of them shall deposit a copy executed by both Purchaser and Seller) with Escrow Company. This Agreement, together with such further instructions, if any, as the parties shall provide to Escrow Company by written agreement, shall constitute the escrow instructions. If any requirements relating to the duties or obligations of Escrow Company hereunder are not accept able to Escrow Company, or if Escrow Company requires additional in structions, the parties hereto agree to make such deletions, substitutions and additions hereto as counsel for Purchaser and Seller shall mutually approve, which additional instructions shall not sub stantially alter the terms of this Agreement unless otherwise expressly agreed to by Seller and Purchaser.

    (b) Deposits into Escrow. Seller shall make its deposits into escrow in accordance with Section 12. Purchaser shall make its deposits into escrow in accordance with Section 13. Escrow Company is hereby authorized to close the escrow only if and when: (i) Escrow Company has received all items to be delivered by Seller and Purchaser pursuant to Sections 12 and 13; and (ii) Title Company can and will issue the Title Policy concurrently with the Closing.

     (c) Close of Escrow. Provided that Escrow Company shall not have received written notice in a timely manner from Purchaser or Seller of the failure of any condition to the Closing or of the termination of the escrow, and if and when Purchaser and Seller have deposited into escrow the matters required by this Agreement and Title Company can and will issue the Title Policy concurrently with the Closing, Escrow Company shall:

        (i) Deliver to Purchaser: (i) the Grant Deed by causing it to be recorded in the Official Records of the County of Los Angeles, State of California and immediately upon recording delivering to Purchaser a conformed copy of the Grant Deed; (ii) the Bill of Sale; (iii) the Certificate of Non-Foreign Status and California Form 590; (iv) the General Assignment; and (v) the Assignment of Leases by causing it to be recorded in the Official Records and immediately upon recording delivering to Purchaser a conformed copy of the Assignment of Leases.

        (ii) Deliver to Seller: the Purchase Price, after satisfying the Closing costs, prorations and adjustments and any broker commission to be paid by Seller pursuant to Sections 14, 16 and 19, respectively.

        (iii) Deliver to Purchaser: any funds deposited by Purchaser, and any interest earned thereon, in excess of the amount required to be paid by Purchaser hereunder.

        (iv) Deliver the Title Policy issued by Title Company to Purchaser.

     (d) Real Estate Reporting Person. Escrow Company is hereby designated the "real estate reporting person" for purposes of section 6045 of title 26 of the United States Code and Treasury Regulation 1.6045-4 and any instructions or settlement statement prepared by Escrow Company shall so provide. Upon the consummation of the transaction contemplated by this Agreement, Escrow Company shall file Form 1099 information return and send the statement to Seller as required under the aforementioned statute and regulation.

     21. MISCELLANEOUS.

     (a) Purchaser acknowledges that Trust Company of the West is entering into this Agreement as trustee of a trust created under the laws  of  California and agrees to look solely to  the  assets  of  the beneficiary of such trust for the enforcement of any claims against Seller, as neither Trust Company of the West nor any of its affiliated entities (including, but not limited to, Westmark Real Estate Investment Services, Westmark Realty Advisors L.L.C., TCW Realty Advisors, CB Commercial Realty Advisors, Inc. and CB Commercial Real Estate Group, Inc.) nor any investor or participant in the beneficiary of such trust nor any of their respective officers, directors, employees, partners or shareholders assume any personal liability for any of the obligations entered into on behalf of Seller.

     (b) Each individual and entity executing this Agreement hereby represents and warrants that he, she or it has the capacity set forth on the signature pages hereof with full power and authority to bind the party on whose behalf he, she or it is executing this Agreement to the terms hereof.

     (c) This Agreement is the entire Agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether oral or written, between the parties with respect to the matters contained in this Agreement. Any waiver, modification, consent or acquiescence with respect to any provision of this Agreement shall be set forth in writing and duly executed by or in behalf of the party to be bound thereby. No waiver by any party of any breach hereunder shall be deemed a waiver of any other or subsequent breach.

     (d) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Agreement attached thereto.

     (e) Time is of the essence in the performance of and compliance with each of the provisions and conditions of this Agreement.

     (f) Any communication, notice or demand of any kind whatsoever which either party may be required or may desire to give to or serve upon the other shall be in writing and delivered by personal service (including express or courier service), by electronic communication, whether by telex, telegram or telecopy (if confirmed in writing sent by registered or certified mail, postage prepaid, return receipt requested), or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

     Purchaser:          ARDEN REALTY LIMITED PARTNERSHIP
                         9100 Wilshire Boulevard,
                         East Tower, Suite 700
                         Beverly Hills, California 90212
                         Attention: Birgitta B. Troy, Executive Vice President
                              Telephone:  (310) 271-8600
                              Telecopy:   (310) 274-6218

         With a copy to:     Christensen, Miller, Fink, Jacobs, Glaser,
                                 Weil & Shapiro, LLP
                              2121 Avenue of the Stars, 18th Floor
                              Los Angeles, California 90067
                              Attention: Alisa J. Freundlich, Esq.
                              Telephone:  (310) 556-7862
                              Telecopy:   (310) 556-2920

     Seller:             TRUST COMPANY OF THE WEST,
                         a California corporation,
                         as trustee of TCW REALTY FUND III
                         c/o Westmark Realty Advisors
                             865 South Figueroa Street
                             Suite 3500
                             Los Angeles, California 90017-2543
                             Attention: Andrew Pellman and
                                        Kevin Corbett, Esq.
                             Telephone:  (213) 683-4200
                              Telecopy:   (213) 683-4201

          With a copy to:     Davis & Fox
                              1901 Avenue of the Stars, Suite 400
                              Los Angeles, California 90067
                              Attention: Steven A. Fox, Esq.
                              Telephone:  (310) 286-2915
                              Telecopy:   (310) 286-2916


         Escrow Company:     Commonwealth Land Title Company
                              888 W. Sixth Street, 4th Floor,
                              Los Angeles, California 90017
                              Attention: Mai Ly Marsh
                              Telephone:  (800) 432-0706 ext. 112
                              Telecopy:   (213) 627-8722

          Title Company:      Commonwealth Land Title Company
                              801 N. Brand Blvd., 12th Floor
                              Glendale, California 91203
                              Attention: Doug Abernathy
                              Telephone:  (800) 950-9772 ext. 6421
                              Telecopy:   (818) 551-1268

     Any party may change its address for notice by written notice given to the other in the manner provided in this Section. Any such communication, notice or demand shall be deemed to have been duly given or served on the date personally served, if by personal service, on the date of confirmed dispatch, if by electronic communication, or three (3) days after being placed in the U.S. Mail, if mailed.

      (g) The parties agree to execute such instructions to Escrow Company and Title Company and such other instruments and to do such fur ther acts as may be reasonably necessary to carry out the provisions of this Agreement.

     (h) The making, execution and delivery of this Agreement by the parties hereto has been induced by no representations, statements, warranties or agreements other than those expressly set forth herein.

     (i) Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be valid under applicable law, but, if any provision of this Agreement shall be invalid or prohibited thereunder, such invalidity or prohibition shall be construed as if such invalid or prohibited provision had not been inserted herein and shall not affect the remainder of such provision or the remaining provisions of this Agreement.

     (j) The language in all parts of this Agreement shall be in all cases construed simply according to its fair meaning and not strictly for or against any of the parties hereto. Section headings of this Agreement are solely for convenience of reference and shall not govern the interpretation of any of the provisions of this Agreement. References to "Sections" are to Sections of this Agreement, unless otherwise specifically provided.

     (k) This Agreement shall be governed by and construed in ac cordance with the laws of the State of California.

     (l) If any action is brought by either party against the other party, relating to or arising out of this Agreement, the transaction described herein or the enforcement hereof, the prevailing party shall be entitled to recover from the other party reasonable attorneys' fees, costs and expenses incurred in connection with the prosecution or defense of such action. For purposes of this Agreement, the term
"attorneys' fees" or "attorneys' fees and costs" shall mean the fees and expenses of counsel to the parties hereto, which may include printing, photostating, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney, and the costs and fees incurred in connection with the enforcement or collection of any judgment obtained in any such proceeding. The provisions of this Section 21.12 shall survive the entry of any judgment, and shall not merge, or be deemed to have merged, into any judgment.

     (m) This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and to their respective transferees, successors, and assigns. Neither this Agreement nor any of the rights or obligations of Seller or Purchaser hereunder shall be transferred or assigned by Seller or Purchaser without the prior written consent of the non-assigning party.

     (n) Exhibits A through J, inclusive, attached hereto are incorporated herein by reference.

     (o) Notwithstanding anything to the contrary contained herein, this Agreement shall not be deemed or construed to make the parties hereto partners or joint venturers, or to render either party liable for any of the debts or obligations of the other, it being the intention of the parties to merely create the relationship of Seller and Purchaser with respect to the Property to be conveyed as contemplated hereby.

     (p) This Agreement shall not be recorded or filed in the public land or other public records of any jurisdiction by either party and any attempt to do so may be treated by the other party as a breach of this Agreement.

     (q) Each party agrees that, except as otherwise set forth in this Agreement or provided by law or unless compelled by an order of a court, it shall keep the contents of this Agreement and any information related to the transaction contemplated hereby confidential (except that Purchaser may disclose such matters in accordance with the provisions of Section 9 above) and further agrees to refrain from generating or participating in any publicity statement, press release, or other public notice regarding this transaction without the prior written consent of the other party unless required under applicable law or by a court order. The provisions of this Section 21.17 shall survive the Closing or any termination of this Agreement and shall not be merged into any instrument or conveyance delivered at the Closing.

     (r) Seller and Purchaser agree that it is their specific intent that no broker shall be a party to or a third party beneficiary of this Agreement or the escrow; and further that the consent of a broker shall not be necessary to any agreement, amendment, or document with respect to the transaction contemplated by this Agreement.

     (s) In the event that any of the dates specified in this Agreement shall fall on a Saturday, a Sunday, or a holiday, then the date of such action shall be deemed to be extended to the next business day.



                  [SIGNATURES ON NEXT PAGE]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

                           SELLER: TRUST COMPANY OF THE WEST,
                                   a California corporation,
                                   as trustee of TCW REALTY FUND III


                                   By: /s/ Andrew J. Pellman
                                        Its Authorized Signatory


                                   By: /s/ Michael Everly
                                        Its Authorized Signatory




                         PURCHASER:  ARDEN REALTY  LIMITED PARTNERSHIP,
                                      a Maryland limited partnership
                                  By: Arden Realty Group, Inc.
                                      a Maryland corporation,
                                      Its General Partner



Date: December 6, 1996        Signature: By: /s/ Richard S. Ziman
                                        Its: CEO

The Company hereby agrees to furnish supplementally the omitted exhibits and schedules to the Commission upon request.